UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2012

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Termination of Interest Purchase Agreement relating to Archstone; Receipt of $150,000,000 in Fees

As previously disclosed, on May 24, 2012, ERP Operating Limited Partnership (“ERP”), a subsidiary and the operating partnership of Equity Residential through which Equity Residential owns substantially all of its assets, entered into an Interest Purchase Agreement (the “Purchase Agreement”) with certain affiliates of Bank of America Corp. and Barclays PLC (together, the “Sellers”) to purchase, for $1,580,000,000 in cash, the Sellers’ remaining 26.5% interest (the “Other Interests”) in various entities affiliated with Archstone, a privately-held owner, operator and developer of multifamily apartment properties (the “Archstone Entities”).

The consummation of ERP’s acquisition of the Other Interests was subject to the exercise by Lehman Brothers Holdings Inc. and certain of its affiliates (collectively, “Lehman”) of a right of first offer to acquire the Other Interests (the “ROFO Right”). As part of a set of previously-disclosed transactions among ERP, the Sellers and Lehman, on May 24, 2012 Lehman exercised the ROFO Right and entered into an agreement with the Sellers to purchase the Other Interests for $1,580,000,000 in cash. On June 6, 2012, Lehman closed on its acquisition of the Other Interests from the Sellers and the Purchase Agreement was terminated as a result thereof.

Immediately following the termination of the Purchase Agreement, ERP received termination fees in the aggregate amount of $150,000,000 as follows: pursuant to the Purchase Agreement, the Sellers paid ERP a termination fee equal to $80,000,000, and pursuant to an Omnibus Agreement entered into on May 24, 2012 among ERP, the Sellers and Lehman (as previously disclosed), Lehman paid ERP a termination fee equal to $70,000,000. In certain circumstances, if ERP should acquire all or substantially all of the assets of the Archstone Entities within 120 days of Lehman’s acquisition of the Other Interests, ERP will be required to repay all or a portion of such fees to the Sellers and/or Lehman.

Other Matters

Certain affiliates of the Sellers have performed investment banking, commercial banking and advisory services for ERP and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. Certain affiliates of the Sellers may, from time to time, engage in transactions with and perform services for ERP in the ordinary course of their business for which they will receive customary fees and reimbursement of expenses. In addition, certain of the Sellers or their affiliates are lenders, and in some cases agents or arrangers for the lenders, under ERP’s unsecured revolving credit facility and certain other credit facilities.

The Purchase Agreement was on substantially the same terms as those contained in the Interest Purchase Agreement previously disclosed on ERP’s Form 8-K filed on December 5, 2011. The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to ERP’s Current Report on Form 8-K filed on May 25, 2012, the terms of which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that ERP or Equity Residential may make, including statements about the benefits of the acquisition of any interests in the Archstone Entities, may contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the management of ERP’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Equity Residential and ERP on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equity Residential’s or ERP’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Equity Residential, ERP nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond ERP’s and Equity Residential’s control. ERP and Equity Residential undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to ERP’s and Equity Residential’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 6, 2012	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: June 6, 2012	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel